Exhibit 99.1

ePunk Announces Strategic Restructuring and Growth Initiatives

SAN CLEMENTE, Calif., June 7, 2013 -- ePunk, Inc., (PINK SHEETS: PUNK.PK) a company focused on sales and marketing of outdoor lifestyle products and services through its County Imports and BidPunk online auction business, today announced several initiatives designed to strengthen the Company and sharpen its focus on BidPunk, its online auction business, positioning the Company for long-term success.

"The actions we are announcing today will provide the organizational structure and leadership needed to execute our strategic plan and fulfill the enormous promise of this company," said Sean Clarke, newly appointed acting Chairman and President of ePunk.  "They are aimed at driving innovation, accelerating profitable growth and increasing both accountability and shareholder value.  Above all else, they will help us better serve our customers."

Simultaneous with the appointment of Sean Clarke as Chairman and President, Jesse Gonzalez and Justin Dornan resigned their respective director and officer positions with the Company. Mr. Gonzalez will continue to serve ePunk as advisor to its online auction business. Mr. Dornan will continue to serve the Company in a sales capacity.

Key Strategic Initiatives

In addition the announced management change,

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Strategic Alliance with San West, Inc. to Undertake Administration of County Imports Operations. San West has several years of operating experience with respect to brick-and-mortar, as well as online power sports businesses. Under the terms of the agreement with San West, it will be solely responsible to operate County Imports on a day-to-day business, allowing ePunk’s transitional management team to focus 100% on building its BidPunk online auction business.

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Reduction in Operating Expenses. The Company will immediately begin to execute a new set of restructuring initiatives designed to improve its effectiveness and efficiency.  Gross expenses are expected to be reduced by a range of 20% to 30% on a monthly basis.

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Share Cancellation. In coordination with the aforementioned strategic initiatives, Mr. Gonzales has agreed to cancel 13,000,000, or 87%, of his shares held in the Company, and Mr. Dornan has agreed to cancel 7,910,000, or 89% of his shares held in the Company. In addition, San West founder and former director of ePunk, Frank Dreschler, has agreed to cancel 5,300,000, or 100 % of his shares held in ePunk. On a combined basis, 26,210,000, or 57% of the current outstanding shares on a fully diluted basis of ePunk are being cancelled. The number of shares outstanding after cancellation will be 19,950,602.

This share restructuring is intended to provide a greater proportional measure of share participation to those shareholders who have supported the Company since its formation, as well as providing greater flexibility to attract and retain key management personnel to execute the Company’s business plan. A new share option program will be proposed to shareholders for approval at the 2013 Annual General Meeting to provide the insiders with ongoing incentive based participation in the Company.

About ePunk

Based in San Clemente, California, ePunk is a development stage online retailer and auctioneer of products and services to the outdoor lifestyles consumer. Through CountyImports.com, the Company markets and sells power sports products, including scooters, ATVs, motorcycles, bikes and related accessories. Through BidPunk.com, the Company auctions products and services ranging from power sports and action sports accessories, electronics, gift certificates, apparel and hard goods. For more information about ePunk, go to www.epunk.com.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law. There is no assurance that a definitive agreement will be completed.

Contact:

Mass Depth, Inc.

Ryan Neely
Ph: 949-441-6668